Exhibit 26 (g) iv. a1. 7.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS listed in Exhibit I

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

RGA REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

This Amendment hereby terminates the reinsurance of new business on new lives effective April 20, 2013, the Amendment effective date, under the Agreements listed in the attached Exhibit I. All other changes allowed under the Agreements, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder.              under this agreement. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or              of the underlying policy on which the reinsurance is based.

If the Ceding Company elects to              in accordance with the Agreements, the Reinsurer            . If the Ceding Company is            , the Reinsurer            .

Except as provided herein, all other terms, provisions and conditions of the Agreements referenced in Exhibit I remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-25-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-25-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-25-13
Peter G. Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Susan Willeat	Date:	3/18/2013

Print name:	Susan Willeat

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Matthew C Fingerhut	Date:	3/18/2013

Print name:	Matthew C Fingerhut

Title:	VP & Actuary

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Exhibit I

RGA Document Number	Effective Date of Agreement	Description	TAI Code
*	1/1/1997	GUL/GVUL
**	4/1/2005	GUL/GVUL

*            .

**            .